Exhibit 5.1
Montréal, February 23, 2010
Æterna Zentaris Inc.
1405 du Parc-Technologique Blvd.
Québec, Canada
G1P 4P5
Dear Sir/Madam:
This opinion is furnished to Æterna Zentaris Inc. (“Æterna Zentaris”), a corporation incorporated under the federal laws of Canada, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by Æterna Zentaris with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities:
(a)	common shares (“Common Shares”);

(b)	warrants to purchase Common Shares (the “Warrants”); and

(c)	units consisting of one or more Common Shares and one or more Warrants (the “Units”);
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Common Shares, Warrants and Units are sometimes referred to individually as a “Security” and collectively as “Securities.”
As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:
(a)	the Registration Statement;

(b)	the restated articles of incorporation and by-laws of Æterna Zentaris;

(c)	a certificate of compliance dated February 22, 2010 issued in respect of Æterna Zentaris pursuant to the Canada Business Corporations Act and a Certificat d’attestation dated February 22, 2010 issued in respect of Æterna Zentaris pursuant to

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the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec).
With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of Æterna Zentaris and have not performed any independent check or verification of such factual matters.
In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the certificate of compliance referred to above will continue to be accurate as at the date of issuance of any Securities.
The opinions expressed in this letter are limited to the laws of the Province of Quebec and the federal laws of Canada applicable therein, in each case in effect on the date hereof.
The opinions hereafter expressed in numbered paragraphs 2 and 3 with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) bankruptcy, insolvency, reorganization, arrangement, wind-up, liquidation, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies (such as injunctive relief and specific performance) which are in the discretion of a court and the concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or law); and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.
Based upon and subject to the foregoing, we are of the opinion that:
1. With respect to the Common Shares, when (a) the Board of Directors of Æterna Zentaris (the “Board”), has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Common Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to Æterna Zentaris, or upon exercise of a Warrant in accordance with the terms of such Warrant or the instrument governing such Warrant providing for such exercise as approved by the Board, for the consideration approved by the Board, each of the Common Shares will be validly issued, fully paid and non-assessable.
2. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Warrants, the terms of the offering of the Warrants and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Æterna Zentaris and a warrant agent, if any, and (c) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of Æterna Zentaris.
3. With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Units, the terms of offering of the Units and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by Æterna Zentaris and a third party, and (c) the Units have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Units will be valid and binding obligations of Æterna Zentaris.
In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by Æterna Zentaris with the terms of such Security, will violate any applicable federal, provincial or state law or other law or will result in a violation of any provision of any instrument or agreement then binding upon Æterna Zentaris or any restriction imposed by any court or governmental body having jurisdiction over Æterna Zentaris.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours truly,
(s) OGILVY RENAULT LLP